UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): 11/18/2005 (11/14/2005)

NYMEX Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 333-30332

DE	13-4098266
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One North End Avenue, World Financial Center, New York, NY 10282-1101

(Address of Principal Executive Offices, Including Zip Code)

(212) 299-2000

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 14, 2005, NYMEX Holdings, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with General Atlantic Partners 82, L.P., GapStar, LLC, GAP Coinvestments III, LLC, GAP Coinvestments IV, LLC and GAPCO GmbH & Co. KG (collectively, “General Atlantic”) which provides for the issuance and sale of 8,160,000 shares of the Company’s Series A Cumulative Redeemable Convertible Preferred Stock, par value $0.01 per share, to be created by the Company (the “Series A Preferred Stock”), for an aggregate purchase price of $135 million. The gross proceeds from the issuance and sale will be distributed to the Company’s existing stockholders in the form of an extraordinary cash distribution. General Atlantic will not participate in the distribution. The issuance and sale of the shares of Series A Preferred Stock and the other actions contemplated by the Purchase Agreement are collectively referred to herein as the “Transaction.”

The Transaction is expected to close (the “Closing”) in the first quarter of 2006. The conditions to the Closing include: (i) the approval of the Company’s stockholders, (ii) the approval of the Commodity Futures Trading Commission, (iii) the execution and delivery of an investor rights agreement and a registration rights agreement to be entered into by the Company and General Atlantic, (iv) the adoption of certain modifications to the existing certificates of incorporation and bylaws of the Company and New York Mercantile Exchange, Inc., a wholly-owned subsidiary of the Company (the “Exchange”), including modifications providing for the “de-stapling” of the Company’s common stock and the Exchange’s membership rights that represent trading privileges on the Exchange, and (v) other customary closing conditions. The Purchase Agreement further provides that the Company’s board of directors will be reduced from twenty-five to fifteen members, and that William E. Ford, the President of General Atlantic, will be appointed as a member.

The foregoing is a summary of the terms of the Purchase Agreement and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

The shares of Series A Preferred Stock to be issued and sold pursuant to the Purchase Agreement will not be registered under the Securities Act of 1933, as amended (the “Securities Act”). The shares will be issued to accredited investors in reliance on exemptions from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, and in reliance on General Atlantic’s representations in the Purchase Agreement that, among other things, each of the General Atlantic purchasers is an “accredited investor” within the meaning of Rule 501 of Regulation D. Appropriate restrictive legends will be affixed to the certificates representing the shares of the Series A Preferred Stock and the shares of common stock issuable upon conversion of the Series A Preferred Stock.

Item 8.01. Other Events.

On November 14, 2005, the Company issued a press release announcing that the Company and General Atlantic entered into a definitive agreement with respect to the previously-announced proposed $135 million investment by General Atlantic for a 10% equity stake in the Company. The Company expects to file preliminary proxy materials with the Securities and Exchange Commission shortly and hold a stockholder meeting in early 2006 to approve the investment by General Atlantic.

The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Stock Purchase Agreement, dated November 14, 2005, by and among NYMEX Holdings, Inc. and General Atlantic Partners 82, L.P., GapStar, LLC, GAP Coinvestments III, LLC, GAP Coinvestments IV, LLC and GAPCO GmbH & Co. KG

99.1	Press Release, dated November 14, 2005

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Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYMEX Holdings, Inc.

Date: November 18, 2005

	By:	/s/ Mitchell Steinhause
Mitchell Steinhause
Chairman and Principal Executive Officer

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Exhibit Index

Exhibit No.	Description
10.1	Stock Purchase Agreement, dated November 14, 2005, by and among NYMEX Holdings, Inc. and General Atlantic Partners 82, L.P., GapStar, LLC, GAP Coinvestments III, LLC, GAP Coinvestments IV, LLC and GAPCO GmbH & Co. KG

99.1	Press Release, dated November 14, 2005

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